UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2023

HEARTBEAM, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-41060	47-4881450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2118 Walsh Avenue, Suite 210
Santa Clara, CA 95050
(Address of principal executive offices, including zip code)

(408) 899-4443
(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BEAT	NASDAQ
Warrant	BEATW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On April 20, 2023, the Registration Statement on Form S-1 (File No. 333-269520) (the “Registration Statement”) relating to HeartBeam, Inc.’s (the “Company”) secondary offering (the “Offering”) of common stock (“Common Stock”) was declared effective by the U.S. Securities and Exchange Commission.

On May 2, 2023, the Company consummated the Offering of 16,666,666 share of Common Stock at an offering price of $1.50 per share of Common Stock.

Further, in connection with the Offering, the Company entered into the following agreements, the forms of which were previously filed as exhibits to the Registration Statement:

1.	Placement Agency Agreement dated as of April 20, 2023 between the Company and Public Ventures, LLC (the “Placement Agent”), which contains customary representations and warranties by the Company, conditions to closing, indemnification obligations of the Company and the Placement Agent and including “lock-up” agreements, and grants the Placement Agent warrants to purchase up to 1,666,666 shares of Common Stock (the “Placement Agent Warrants”);

2.	The Warrant Agreements, dated as of May 2, 2023, which sets forth the expiration and exercise price of and procedure for exercising the Placement Agent Warrants;

3.	A Subscription Agreement, dated as of May 2, 2023 between the investors signatory thereto (the “Investor”) and the Company whereby the Investor agrees to buy and the Company agrees to sell to Investor such number of shares of Common Stock set forth on the signature page; and

4.	A Subscription Escrow Agreement date as of April 4, 2023 by and between the Company and Delaware Trust Company whereby the Company appoints the Delaware Trust Company as the Escrow Agent in connection with the Offering.

The Company received $23.2 million in net proceeds from the Offering after deducting placement agent discounts and commission and other estimated offering expenses payable by the Company. The Company intends to use the approximately $10 million from the proceeds of this Offering to fund engineering and regulatory work for HeartBeam AIMI and HeartBeam AIMIGo, to achieve FDA 510(k) submission of versions 1 and 2 of the Company’s telehealth product and to ready the product for limited market releases during 2023, and the remaining balance for working capital and general corporate purposes.

The foregoing description of the Placement Agency Agreement, the Placement Agent Agreement, the Subscription Agreement and the Subscription Escrow Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which were filed as exhibits to the Registration Statement.

Item 8.01 Other Events.

On May 3, 2023, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01. Exhibits.

Exhibit Number	Description

99.1 *	Press Release dated May 3, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HeartBeam, Inc.

Date: May 3, 2023	By:	/s/ Richard Brounstein
	Name:	Richard Brounstein
	Title:	Chief Financial Officer